   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2001.
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              WEYERHAEUSER COMPANY
             (Exact name of Registrant as specified in its charter)

                   WASHINGTON                                       91-0470860
        (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or organization)                        Identification No.)

                          33663 WEYERHAEUSER WAY SOUTH
                         FEDERAL WAY, WASHINGTON 98003
                                 (253) 924-2345
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                                CLAIRE S. GRACE
               CORPORATE SECRETARY AND ASSISTANT GENERAL COUNSEL
                              WEYERHAEUSER COMPANY
                          33663 WEYERHAEUSER WAY SOUTH
                         FEDERAL WAY, WASHINGTON 98003
                                 (253) 924-2345
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                             ---------------------

                                   COPIES TO:
                                ERIC S. HAUETER
                         SIDLEY AUSTIN BROWN & WOOD LLP
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-1200
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED(1)    REGISTERED(1)(3)        PER UNIT(1)          PRICE(1)(2)(3)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities.................    $1,000,000,000             100%             $1,000,000,000          $250,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Debt securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the debt securities registered hereunder.
(3) If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED OCTOBER 26, 2001

PROSPECTUS

                                 $1,000,000,000

                              WEYERHAEUSER COMPANY

                                DEBT SECURITIES

                             ---------------------

     By this prospectus, we may offer from time to time up to $1,000,000,000 of our debt securities in one or more series. The debt securities will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness.

     We will provide the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

     We may offer the debt securities directly or through underwriters, agents or dealers as specified in the applicable prospectus supplement.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is           , 2001

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Special Note Regarding Forward-Looking Statements...........     1
Weyerhaeuser Company........................................     1
Use of Proceeds.............................................     1
Ratios of Earnings to Fixed Charges.........................     2
Description of Debt Securities..............................     2
Plan of Distribution........................................    10
Available Information.......................................    11
Incorporation by Reference..................................    12
Legal Matters...............................................    12
Experts.....................................................    13

                             ---------------------

     We have not authorized any person to give any information or to make any representation in connection with this offering other than the information contained and incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, that information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale under the prospectus will, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference in this prospectus is correct as of any time subsequent to its date.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus contain statements concerning our future results and performance and other matters that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative or other variations of those terms or comparable terminology, or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with matters such as anticipated synergies, cost savings, cash flow, earnings, earnings per share and shareholder value if our proposed acquisition of Willamette Industries, Inc. is consummated and with other anticipated effects of that acquisition, if consummated, on our results of operations, financial condition and prospects. The accuracy of these forward-looking statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to:

     - the effect of general economic conditions, including the level of interest rates and housing starts;

     - market demand for our products, which may be tied to the relative strength of various U.S. business segments;

     - performance of our manufacturing operations;

     - the types of logs harvested in our logging operations;

     - the level of competition from foreign producers;

     - the effect of forestry, land use, environmental and other governmental regulations;

     - the risk of losses from terrorist activity, fires, floods and other natural disasters; and

     - our ability to successfully integrate and manage any businesses or companies we acquire and to realize anticipated cost savings and synergies, if any, from those acquisitions, and the ability of any businesses or companies we acquire to perform in accordance with our expectations.

     We are also a large exporter and operate in a number of countries and we are affected by changes in economic activity in Canada, Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Canadian dollar, the Euro and the Japanese yen, plus restrictions on international trade or tariffs imposed on imports. These and other factors that could cause or contribute to actual results differing materially from these forward-looking statements are discussed in greater detail in the documents incorporated and deemed to be incorporated by reference in this prospectus.

                              WEYERHAEUSER COMPANY

     Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Our principal business segments, which account for the majority of our sales, earnings and asset base, are timberlands, wood products, pulp, paper and packaging. The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of our principal executive offices is (253) 924-2345.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we intend to add the net proceeds from the sale of the debt securities to our general funds and to use the proceeds for general corporate purposes, which may include working capital, capital expenditures, reduction of our short-term debt or commercial paper presently classified as long-term debt and acquisitions. Pending these applications, we may invest the net proceeds in marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

                                          TWENTY-SIX WEEKS
                                         ------------------                FISCAL YEAR
                                         JULY 1,   JUNE 25,   -------------------------------------
                                          2001       2000     2000    1999    1998    1997    1996
                                         -------   --------   -----   -----   -----   -----   -----
Ratio of earnings to fixed
  charges(1)...........................   3.10x     3.81x     3.58x   3.45x   2.20x   2.29x   2.59x

---------------

(1) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratio of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 2.41x and 3.86x for the twenty-six weeks ended July 1, 2001 and June 25, 2000, respectively, and 3.58x, 3.78x, 2.72X, 2.91x and 3.26x for the fiscal years ended December 31, 2000, December 26, 1999, December 27, 1998, December 28, 1997 and December 29, 1996, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993 and a third supplemental indenture dated as of October 22, 2001, each between Weyerhaeuser Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee. We refer to the indenture, as so amended and supplemented, as the "Indenture."

     We have summarized selected provisions of the Indenture and the debt securities below. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture and the certificates evidencing the debt securities. Forms of the Indenture and of the certificates evidencing the debt securities have been or will be filed with the Securities and Exchange Commission as exhibits to the registration of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits in the manner described under "Available Information" in this prospectus.

     The following summary provides some general terms and provisions of the series of debt securities to which any prospectus supplement may relate. Other specific terms of a series of debt securities will be described in the applicable prospectus supplement. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

     In this section, references to "Weyerhaeuser," "we," "our" and "us" mean Weyerhaeuser Company excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the Indenture. The numerical references appearing in parentheses in the following summary are to sections of the Indenture.

GENERAL

     The Indenture does not limit the amount of debt securities that we may issue under the Indenture. The Indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. The debt securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any debt securities issued under the Indenture, "reopen" a series of debt securities and issue additional debt securities of that series from time to time.

     When we offer a series of debt securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

     - the title, aggregate principal amount and public offering price of the debt securities of that series;

     - the denominations in which the debt securities of that series will be issued, if other than $1,000 and multiples of $1,000;

     - the currency, if other than U.S. dollars, or units based on or relating to currencies in which the debt securities of that series will be denominated or in which principal of and premium, if any, and interest, if any, on the debt securities of that series will or may be payable;

     - the date of maturity of the debt securities of that series;

     - the interest rate or rates, if any, or method by which the interest rate or rates, if any, on the debt securities of that series will be determined;

     - the dates on which interest, if any, on the debt securities of that series will be payable;

     - the place or places where the principal of and premium, if any, and interest, if any, on the debt securities of that series will be payable;

     - any redemption or sinking fund provisions applicable to the debt securities of that series;

     - any applicable United States federal income tax consequences with respect to the debt securities of that series, including whether and under what circumstances Weyerhaeuser will pay additional amounts on debt securities of that series held by a person who is not a U.S. person, as defined in the applicable prospectus supplement, in respect of any tax, assessment or other governmental charge withheld or deducted and, if so, whether Weyerhaeuser will have the option to redeem those debt securities rather than to pay those additional amounts; and

     - any other specific terms of the debt securities of that series, which may include additional events of default or covenants.

     Debt securities may be presented for exchange and registered debt securities may be presented for transfer at the places and subject to the restrictions specified in the Indenture and in the applicable prospectus supplement. These services will be provided without charge, other than any tax or other governmental charge payable in connection an exchange or transfer of debt securities, but subject to the limitations provided in the Indenture.

     Debt securities may be issued as Original Issue Discount Securities, bearing either no interest or bearing interest at a rate which at the time of issuance is below the prevailing market rate, to be sold at a substantial discount below their stated principal amount at maturity. Any special United States federal income tax considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

     Debt securities may be issued with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of those debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and, if applicable, additional United States federal income tax considerations will be provided in the applicable prospectus supplement.

GLOBAL SECURITIES

     The debt securities of a series may be issued in book-entry form and represented by one or more global securities, which we sometimes refer to as "Global Securities". Global Securities will be deposited with or on behalf of a depositary, which we sometimes refer to as the "depositary", identified in the applicable prospectus supplement and will be registered in the name of the depositary or its nominee. Unless and until it is exchanged for debt securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

     Unless otherwise specified in the applicable prospectus supplement, The Depositary Trust Company, or "DTC", will act as depositary for any Global Securities. DTC has advised us that DTC is:

     - a limited-purpose trust company organized under the laws of the State of New York ,

     - a "banking organization" within the meaning of the New York Banking Law,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of New York Uniform Commercial Code, and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates "Direct participants" in DTC include securities brokers and dealers, which may include one or more of the underwriters, agents or dealers involved in the distribution of the debt securities, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants", that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for those debt securities on DTC's records. The ownership interest of the actual purchaser of a debt security, which we sometimes refer to as a "beneficial owner", is in turn recorded on the direct and indirect participants' records. Beneficial owners of debt securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased debt securities. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Securities except under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement.

     To facilitate subsequent transfers, all Global Securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

     Redemption notices will be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will determine the amount of the interest of each direct participant in the debt securities of that series to be redeemed in accordance with DTC's procedures.

     In any case where a vote may be required with respect to the debt securities of a series, neither DTC nor Cede & Co. will give consents for or vote those debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities of that series are credited on the record date identified in a listing attached to the omnibus proxy.

     Payments of principal of and premium, if any, and interest, if any, on Global Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name". Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Except under the limited circumstances described below or under such other circumstances as may be described in the applicable prospectus supplement, purchasers of debt securities will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities and the Indenture.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in Global Securities.

     DTC is under no obligation to provide its services as depositary for the debt securities and may discontinue providing its service at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

     As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, the Indenture provides that if:

     - the depositary for a Global Security notifies us that it is unwilling or unable to continue as depositary for that Global Security or the depositary for the debt securities of that series is no longer eligible or in good standing under the Securities Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of that ineligibility,

     - we in our sole discretion determine that the debt securities of any series will no longer be represented by Global Securities, or

     - an Event of Default with respect to the debt securities of a series has occurred and is continuing,

we will execute and the trustee will authenticate and deliver definitive certificated debt securities of that series in exchange for interests in the Global Security. We anticipate that those definitive certificated debt securities will be registered in the name or names as the depositary instructs the trustee and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the Global Securities.

     We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN RESTRICTIONS

     The following restrictions will apply to the debt securities of each series unless the applicable prospectus supplement provides otherwise.

     Limitation on Liens. The Indenture states that, unless the terms of any series of debt securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Indenture, issues, assumes or guarantees any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, security interest or other lien (collectively, a "Mortgage") on:

     - any timber or timberlands of Weyerhaeuser or that Subsidiary located in the States of Washington, Oregon, California, Arkansas or Oklahoma, or

     - any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

Weyerhaeuser must secure or cause that Subsidiary to secure the debt securities (together with, if Weyerhaeuser so determines, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the debt securities and then existing or created later) equally and ratably with, or prior to, that Debt. Notwithstanding the restrictions described in the preceding sentence, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions in an aggregate amount that, together with:

     - all other such Debt of Weyerhaeuser and its Subsidiaries, and

     - all Attributable Debt, as defined in the Indenture, in respect of Sale and Lease-Back Transactions, as defined below, existing at that time, other than Sale and Lease-Back Transactions permitted because Weyerhaeuser would be entitled to incur Debt secured by a Mortgage on the property to be leased without equally and ratably securing the debt securities pursuant to provisions described elsewhere under this caption "Limitation on Liens" and other than Sale and Leaseback Transactions the proceeds of which have been applied in accordance with clause (b) of the second paragraph under "-- Limitation on Sale Lease-Back Transactions" below, does not exceed 5% of the shareholders' interest in Weyerhaeuser and its consolidated Subsidiaries, as defined in the Indenture, as shown on the audited consolidated balance sheet contained in Weyerhaeuser's latest annual report to shareholders.

     The term "principal manufacturing plant" does not include any manufacturing plant that in the opinion of the Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. The exercise of the Board of Directors' discretion in determining which of Weyerhaeuser's plants are "principal manufacturing plants" could have the effect of limiting the application of the limitation on liens.

     The following types of transactions are not deemed to create Debt secured by a Mortgage:

     - the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined; and

     - the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

     The limitation on liens covenant will not apply to:

          (a) Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

          (b) Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed, or the improvement, is located;

          (c) Mortgages existing at the time of acquisition of the mortgaged property; or

          (d) any extension, renewal or replacement of any Mortgage described in
     (b) or (c) above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced. (Section 3.6)

     Limitation on Sale and Lease-Back Transactions. The Indenture states that, unless the terms of any series of debt securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a "Sale and Lease-Back Transaction").

     This limitation will not apply to any Sale and Lease-Back Transaction if:

          (a) Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the debt securities as described under "Limitation on Liens" above, or

          (b) Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by the Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt. (Section 3.7)

EVENTS OF DEFAULT

     An Event of Default will occur under the Indenture with respect to any series of debt securities if:

          (a) Weyerhaeuser fails to pay when due any installment of interest on any of the debt securities of that series and that default continues for 30 days,

          (b) Weyerhaeuser fails to pay when due all or any part of the principal of and premium, if any, on any of the debt securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise,

          (c) Weyerhaeuser fails to deposit any sinking fund payment when due on any of the debt securities of that series,

          (d) Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the debt securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of all series affected by that default or breach, or

          (e) specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing. (Section 5.1)

     If an Event of Default due to the failure to pay the principal of, or any premium, interest or sinking fund payment, if any, on, any series of debt securities or the breach of any other covenant or warranty of Weyerhaeuser applicable to less than all series of debt securities then outstanding has occurred and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities of such series then outstanding, each such series voting as a separate class, may declare the principal of and accrued interest on all the debt securities of such series to be due and payable immediately. If an Event of Default due to a default in the performance of any other covenant or agreement in the Indenture applicable to all outstanding debt securities or due to specified events of bankruptcy, insolvency or reorganization of Weyerhaeuser has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all debt securities then outstanding, treated as one class, may declare the principal of and accrued interest on all the debt securities to be due and payable immediately. The holders of a majority in principal amount of the debt securities of such series (or of all series, as the case may be) then outstanding may waive all defaults with respect to such series (or with respect to all series, as the case may be) and rescind a declaration of acceleration if, prior to the entry of a judgment or decree with respect to that acceleration, Weyerhaeuser pays or deposits with the trustee a sum sufficient to pay all matured installments of interest on the outstanding debt securities of such series (or of all the debt securities, as the case may be) and the principal of all debt securities of such series (or of all the debt securities, as the case may be) that have become due otherwise than by acceleration and other expenses specified in the Indenture, and if all other Events of Default under the Indenture have been cured, waived or otherwise remedied as permitted by the Indenture. In addition, prior to the declaration of the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (or of all series, as the case may be) may waive any past default or Event of Default, except a default in payment of principal of or premium, if any, or interest, if any, on the debt securities and except a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each debt security affected. (Sections 5.1 and 5.10)

     The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the direction is in accordance with law and the provisions of the Indenture and subject to exceptions provided in the Indenture. (Section 5.9) Before proceeding to exercise any right or power under the Indenture at the direction of a holder or holders, the trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction. (Section 6.2)

     Weyerhaeuser is required to furnish to the trustee annually a statement of two of its officers to the effect that, to their knowledge, Weyerhaeuser is not in default in the performance of the terms of the Indenture or, if they have knowledge that Weyerhaeuser is in default, specifying the default. (Section 3.5)

     The Indenture requires the trustee to give to all holders of outstanding debt securities of any series notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any outstanding debt securities of that series, the trustee is entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee in good faith determine that withholding that notice is in the interest of the holders of the outstanding debt securities of that series. (Section 5.11)

DEFEASANCE AND DISCHARGE

     The following defeasance provision will apply to the debt securities of each series unless the applicable prospectus supplement provides otherwise.

     The Indenture provides that, unless the terms of any series of debt securities provide otherwise, Weyerhaeuser will be discharged from its obligations in respect of the Indenture and the outstanding debt securities of that series, including its obligation to comply with the provisions referred to above under "Certain Restrictions," if applicable, but excluding other specified provisions of the Indenture, such as the right of holders of debt securities of that series to receive payments of principal and interest, if any, on the original stated due dates (but not upon acceleration), and obligations to register the transfer of or exchange outstanding debt securities of that series and to replace stolen, lost or mutilated certificates. In order to be discharged from its obligations with respect to the outstanding debt securities of any series, Weyerhaeuser must, among other things:

     - irrevocably deposit in trust cash, or U.S. Government Obligations, as defined in the Indenture, which through the payment of interest and principal in accordance with their terms will provide cash, in an amount sufficient to pay the principal of, premium, if any and interest, if any, on and mandatory sinking fund payments, if any, in respect of the outstanding debt securities of the applicable series when those payments are due in accordance with the terms of the Indenture and those debt securities, and

     - deliver to the trustee an officers' certificate or an opinion of counsel to the effect that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding debt securities of that series. (Section 10.1)

MODIFICATION OF THE INDENTURE

     The Indenture provides that Weyerhaeuser and the trustee may enter into supplemental indentures without the consent of the holders of any debt securities to, among other things:

     - secure the debt securities of one or more series,

     - evidence the assumption by a successor person of Weyerhaeuser's obligations under the Indenture and the debt securities,

     - add covenants for the protection of the holders of debt securities,

     - cure any ambiguity or correct or supplement any defect or inconsistency in the Indenture or to make other changes the Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of debt securities,

     - establish the form or terms of the debt securities of any series, and

     - evidence the acceptance of the appointment by a successor trustee. (Section 8.1)

     The Indenture also contains provisions permitting Weyerhaeuser and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected, voting as one class, to enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the holders of the debt securities of each series so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding debt security so affected:

     - extend the final maturity of any debt security,

     - reduce the principal amount of any debt security,

     - reduce the rate or extend the time of payment of interest on any debt security,

     - reduce any amount payable on redemption of any debt security,

     - impair the right of any holder of debt securities to institute suit for the payment of any debt security, or

     - reduce the percentage in principal amount of debt securities of any series the consent of the holders of which is required for any supplemental indenture described in this paragraph. (Section 8.2)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     Weyerhaeuser may, without the consent of the trustee or the holders of debt securities, consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to, any other entity, provided that any successor must be an entity organized under the laws of the United States of America or any State and must expressly assume all obligations of Weyerhaeuser under the debt securities and that other conditions are met. Following a transfer or other conveyance, except by lease, of all or substantially all of Weyerhaeuser's assets, Weyerhaeuser will be relieved of all obligations under the Indenture and the debt securities. (Article Nine)

APPLICABLE LAW

     The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York. (Section 11.8)

CONCERNING THE TRUSTEE

     The Chase Manhattan Bank is the trustee under the Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities through underwriters, agents or dealers or directly to purchasers. Debt securities may offered from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We may also, from time to time, authorize agents or dealers to offer and sell debt securities upon the terms and conditions stated in the applicable prospectus supplement. In connection with the sale of debt securities, underwriters or agents may receive compensation from us in the form of discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase debt securities as principal and may then resell those debt securities at varying prices to be determined by the dealer.

     Any compensation paid by us to any underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the applicable prospectus supplement. Dealers and agents participating in the distribution of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of debt securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specified liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses.

     Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and/or Goldman, Sachs & Co. and/or other underwriters named in the applicable prospectus supplement may act as managing underwriter or managing underwriters with respect to an offering of debt securities effected through underwriters. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the debt securities and if Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. or Goldman, Sachs & Co. is not named in the prospectus supplement, it will not be a party to the underwriting agreement relating to those debt securities, will not be purchasing any of those debt securities from us in connection with that offering and will have no direct or indirect participation in the underwriting of those debt securities, although it may participate in the distribution of those debt securities under circumstances where it may be entitled to a dealer's commission.

     In order to facilitate the offering of the debt securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the debt securities for their own account. In addition, to cover overallotments or to stabilize the price of the debt securities or of any such other securities, the underwriters may bid for, and purchase, debt securities or any such other securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price specified in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date stated in the prospectus supplement. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but in all cases must be approved by us. A delayed delivery contract will not be subject to any conditions except as follows:

     - the purchase by the applicable institution of the debt securities covered by that contract is not prohibited by the laws of the jurisdiction to which that institution is subject, and

     - if any of the applicable debt securities are being sold by underwriters, we have sold those debt securities to those underwriters.

A commission indicated in the applicable prospectus supplement will be paid to any underwriters or agents soliciting purchases of debt securities pursuant to delayed delivery contracts that are accepted by us.

                             AVAILABLE INFORMATION

     We are subject to the information reporting requirements of the Securities Exchange Act and we file periodic reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC's regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's internet site is www.sec.gov. Our SEC filings are also available at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and the Pacific Exchange, 301 Pine Street, San Francisco, California.

     This prospectus constitutes part of a registration statement on Form S-3 that we have filed under the Securities Act. As permitted by the SEC's rules, this prospectus omits some of the information and all of the exhibits included and incorporated by reference in the registration statement. You may read and copy the information and exhibits omitted from this prospectus but contained or incorporated by reference in the registration statement at the public reference facilities maintained by the SEC in Washington, D.C. and Chicago, Illinois.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each of those statements being qualified in all respects by this reference.

                           INCORPORATION BY REFERENCE

     We have elected to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document which is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

     This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the thirteen weeks ended April 1, 2001 and the twenty-six weeks ended July 1, 2001; and

     - Current Reports on Form 8-K filed on January 26, 2001, April 20, 2001, July 27, 2001, August 2, 2001, October 3, 2001 and October 25, 2001.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents that we have incorporated by reference into this prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in those documents. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to our Director of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. The information relating to us contained in this prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

                                 LEGAL MATTERS

     The validity of the debt securities will be passed upon for us by Lorrie D. Scott, Esq., Senior Legal Counsel of Weyerhaeuser Company. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for any underwriters or agents.

                                    EXPERTS

     The consolidated balance sheets of Weyerhaeuser Company for the fiscal year ended December 31, 2000 and December 26, 1999 and the related consolidated statements of earnings, cash flows and shareholders' interest and financial statements schedule II -- valuation and qualifying accounts of Weyerhaeuser Company for the fiscal years ended December 31, 2000, December 26, 1999 and December 27, 1998 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All of the following expenses, other than the SEC filing fee, are estimated.

Securities and Exchange Commission filing fee...............   $250,000
Legal fees and expenses.....................................     10,000
Rating agencies' fees.......................................    500,000
Printing....................................................    100,000
Trustee's fees and expenses.................................     15,000
Accountants' fees and expenses..............................     40,000
Blue Sky fees and expenses..................................      5,000
Miscellaneous...............................................     10,000
                                                               --------
          Total.............................................   $930,000
                                                               ========

ITEM 15.  INDEMNIFICATION.

     The Washington Business Corporation Act sets forth provisions pursuant to which officers and directors of the Registrant may be indemnified against liabilities that they may incur in their capacity as such. Article XII of the Registrant's Bylaws provides for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances.

     Under insurance policies of the Registrant, directors and officers of the Registrant may be indemnified against certain losses arising from certain claims that may be made against such persons by reason of their being such directors or officers.

     Under Section VII of the Underwriting Agreement Standard Provisions (Debt) incorporated by reference in the Underwriting Agreement filed as an exhibit hereto, the underwriters agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons, if any, who control the Registrant within the meaning of the Securities Act against certain liabilities. The Registrant, its directors, certain of its officers and persons, if any, who control the Registrant may be entitled to similar indemnity under other agreements entered into with underwriters, agents and dealers involved in the distribution of the debt securities from time to time.

ITEM 16.  EXHIBITS.

(1)(a)   Form of Underwriting Agreement, including Underwriting
         Agreement Standard Provisions (Debt) and form of Delayed
         Delivery Contract.
(4)(a)   Indenture dated as of April 1, 1986 between Weyerhaeuser
         Company and The Chase Manhattan Bank (formerly known as
         Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No.
         333-36753).
(4)(b) First Supplemental Indenture dated as of February 15, 1991 between Weyerhaeuser Company and The Chase Manhattan Bank
         (formerly known as Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 33-52982).
(4)(c) Second Supplemental Indenture dated as of February 1, 1993 between Weyerhaeuser Company and The Chase Manhattan Bank
         (formerly known as Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 33-59974).
(4)(d) Third Supplemental Indenture dated as of October 22, 2001 between Weyerhaeuser Company and The Chase Manhattan Bank.
(4)(e)   Form of certificate evidencing the debt securities.
(5)      Opinion of Lorrie D. Scott, Esq., Senior Legal Counsel of
         Weyerhaeuser Company.

(12)     Computation of Ratios of Earnings to Fixed Charges:
         (a) Weyerhaeuser Company and Subsidiaries.
         (b) Weyerhaeuser Company with its Weyerhaeuser Real Estate
         Company, Weyerhaeuser Financial Services, Inc. and Gryphon
             Investments of Nevada, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries.
(23)(a) Consent of Lorrie D. Scott, Esq. (contained in Exhibit 5 hereto).
(23)(b) Consent of Arthur Andersen LLP, independent public accountants.
(24)     Power of Attorney (contained on the signature pages hereof).
(25)     Statement of Eligibility and Qualification on Form T-1 of
         The Chase Manhattan Bank, as Trustee.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (except for the insurance referred to in the second paragraph of Item 15) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than a claim under such insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of King, State of Washington, on October 25, 2001.

                                          WEYERHAEUSER COMPANY

                                          By         /s/ CLAIRE S. GRACE
                                            ------------------------------------
                                                      Claire S. Grace
                                                  Corporate Secretary and
                                                 Assistant General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Dowdy and Claire S. Grace and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any other documents filed in connection with any such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ STEVEN R. ROGEL                      President, Director and      October 25, 2001
-----------------------------------------------------             Chairman
                   Steven R. Rogel                              of the Board
                                                       (Principal Executive Officer)

               /s/ WILLIAM C. STIVERS                    Senior Vice President and     October 25 2001
-----------------------------------------------------              Chief
                 William C. Stivers                          Financial Officer
                                                       (Principal Financial Officer)

               /s/ KENNETH J. STANCATO                 Vice President and Controller   October 25 2001
-----------------------------------------------------  (Principal Accounting Officer)
                 Kenneth J. Stancato

                /s/ W. JOHN DRISCOLL                              Director             October 25 2001
-----------------------------------------------------
                  W. John Driscoll

               /s/ RICHARD F. HASKAYNE                            Director             October 25 2001
-----------------------------------------------------
                 Richard F. Haskayne

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

<no_color>
                /s/ ROBERT J. HERBOLD                             Director             October 25, 2001
-----------------------------------------------------
                  Robert J. Herbold

                /s/ MARTHA R. INGRAM                              Director             October 25, 2001
-----------------------------------------------------
                  Martha R. Ingram

               /s/ JOHN I. KIECKHEFER                             Director             October 25, 2001
-----------------------------------------------------
                 John I. Kieckhefer

                /s/ ARNOLD G. LANGBO                              Director             October 25, 2001
-----------------------------------------------------
                  Arnold G. Langbo

             /s/ DONALD F. MAZANKOWSKI,                           Director             October 25, 2001
-----------------------------------------------------
           Rt. Hon. Donald F. Mazankowski

             /s/ WILLIAM D. RUCKELSHAUS                           Director             October 25, 2001
-----------------------------------------------------
               William D. Ruckelshaus

              /s/ RICHARD H. SINKFIELD                            Director             October 25, 2001
-----------------------------------------------------
                Richard H. Sinkfield

                /s/ JAMES N. SULLIVAN                             Director             October 25, 2001
-----------------------------------------------------
                  James N. Sullivan

               /s/ CLAYTON K. YEUTTER                             Director             October 25, 2001
-----------------------------------------------------
                 Clayton K. Yeutter

                                 EXHIBIT INDEX

1(a)     Form of Underwriting Agreement, including Underwriting Agreement
         Standard Provisions (Debt) and form of Delayed Delivery Contract.

4(a) Indenture dated as of April 1, 1986 between Weyerhaeuser Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (incorporated by reference from the Registration
         Statement on Form S-3, Registration No. 333-36753).

4(b) First Supplemental Indenture dated as of February 15, 1991 between Weyerhaeuser Company and The Chase Manhattan Bank
         (formerly known as Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 33-52982).

4(c) Second Supplemental Indenture dated as of February 1, 1993 between Weyerhaeuser Company and The Chase Manhattan Bank
         (formerly known as Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 33-59974)

4(d)     Third Supplemental Indenture dated as of October 22, 2001 between
         Weyerhaeuser Company and The Chase Manhattan Bank.

4(e)     Form of certificate evidencing the debt securities.

5        Opinion of Lorrie D. Scott, Esq., Senior Legal Counsel of
         Weyerhaeuser Company.

12       Computation of Ratios of Earnings to Fixed Charges:

         (a)  Weyerhaeuser Company and Subsidiaries.

         (b)  Weyerhaeuser Company with its Weyerhaeuser Real Estate
              Company, Weyerhaeuser Financial Services, Inc. and Gryphon
              Investments of Nevada, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries.

23(a)    Consent of Lorrie D. Scott, Esq. (contained in Exhibit 5 hereto).

23(b)    Consent of Arthur Andersen LLP, independent public accountants.

24       Power of Attorney (contained on the signature pages hereof).

25       Statement of Eligibility and Qualification on Form T-1 of The
         Chase Manhattan Bank, as Trustee.